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                                                                       EXHIBIT 5


                                      AVNET
                            Corporate Services Group



                                 April 24, 2001
Board of Directors
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona  85034

         Re:      Registration Statement on Form S-4
                  Registration No. 333-58852

Ladies and Gentlemen:

         I refer to Amendment No. 1 to the above-referenced Registration Statement on Form S-4 to be filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of a maximum of 27,299,595 shares (the "Shares") of the common stock, par value $1.00 per share, of the Company to be issued pursuant to the Amended and Restated Agreement and Plan of Merger dated as of March 21, 2001, between the Company and Kent Electronics Corporation (the "Merger Agreement"). The Shares consist of (a) up to 24,914,367 shares of Company common stock which may be issued pursuant to the Merger Agreement in exchange for 28,637,204 shares of the common stock of Kent currently outstanding, (b) 261,000 shares of Company common stock which may be issued upon exercise of currently outstanding warrants to purchase 300,000 shares of Kent common stock, as provided in Section 1.10(a)(ii) of the Merger Agreement, and
(c) up to 2,124,228 shares of Company common stock which may be issued upon the exercise of outstanding options to purchase an aggregate of 2,441,641 shares of Kent common stock, as provided in Section 1.10(a)(i) of the Merger Agreement.

         I have examined and am familiar with originals, or copies the authenticity of which has been established to my satisfaction, of such documents and instruments as I have deemed necessary to express the opinions hereinafter set forth. Based upon the foregoing, it is my opinion that the Shares, when issued, or delivered in the manner provided for in the Merger Agreement, will be legally issued, fully paid and non-assessable.



                  2211 South 47th Street Phoenix, Arizona 85034
                         T. 480-643-2000 F. 480-643-7459
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         I consent to the use of this opinion as Exhibit 5 to the
above-referenced Registration Statement and to the reference to me under the caption "Legal Matters" in the proxy statement/prospectus forming a part thereof.

                                                      Very truly yours,

                                                      /s/ David R. Birk

                                                      David R. Birk
                                                      Senior Vice President and
                                                        General Counsel

DRB/